    As filed with the Securities and Exchange Commission on November 10, 1999
                          Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              BOC FINANCIAL CORP.
             (Exact Name of Registrant as Specified in its Charter)

      NORTH CAROLINA                                  56- 6511744
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                        107 CENTRAL AVENUE, DRAWER 8187
                       LANDIS, NORTH CAROLINA 28088-8187
                                 (704) 857-7277
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

              BOC Financial Corp. 1999 Management Recognition Plan
                            (Full title of the plan)


                               STEPHEN R. TALBERT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              BOC FINANCIAL CORP.
                        107 CENTRAL AVENUE, DRAWER 8187
                       LANDIS, NORTH CAROLINA 28088-8187
                                 (704) 857-7277
                    (Name and address of agent for service)

                                WITH COPIES TO:
                                --------------
                           ANTHONY GAETA, JR., ESQ.
                               ERIK GERHARD, ESQ.
                        808 SALEM WOODS DRIVE, SUITE 201
                         RALEIGH, NORTH CAROLINA 27615
                                 (919) 845-2558


                      CALCULATION OF REGISTRATION FEE (1)

---------------------------------------------------------------------------------------------------------------
                                           Proposed Maximum         Proposed
Title of Securities        Amount           Offering Price      Maximum Aggregate         Amount of
 to be Registered      to be Registered        Per Share         Offering Price      Registration Fee (1)
---------------------------------------------------------------------------------------------------------------
Common Stock               37,029               $9.62 (1)          $356,219 (1)            $99.03
$1.00 Par Value
---------------------------------------------------------------------------------------------------------------

(1) The shares of Common Stock are being granted to certain directors, officers, and employees of Registrant and its direct and indirect subsidiaries pursuant to stock grants in accordance with the terms of the BOC Financial Corp. 1999 Management Recognition Plan (the "Plan") adopted by Registrant. Pursuant to Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plan at a price equal to the average bid and asked price as of November 3, 1999, a date which is five
     (5) business days prior to filing this Registration Statement.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Explanatory Note

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act of 1933 ("Securities Act"). Such documents are not being filed with the Commission as part of this Registration Statement or prospectus or prospectus supplements pursuant to Rule 424.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents filed by Registrant with the Commission under the Securities Act are incorporated herein by reference:

        (i) Registrant's Registration Statement on Form SB-2 filed under the Securities Act on February 18, 1998 (Registration No. 333-42151);

     In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof prior to the filing of a post-effective amendment which indicates that all securities have been granted or which deregisters all securities then remaining to be granted shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 4.  Description of Securities

          Not applicable.

Item 5.  Interests of Named Experts and Counsel

          Not applicable.

Item 6.  Indemnification of Directors and Officers

     Registrant is incorporated under the laws of the State of North Carolina. North Carolina's Business Corporation Act (the "BCA") contains provisions prescribing the extent to which directors and officers of a corporation shall or may be indemnified.

     The BCA permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability if he acted in good faith and he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (ii) in all other cases, that his conduct was at least not opposed to its best interests, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify him in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he as adjudged liable on the basis that personal benefit was improperly received by him unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such reasonable expenses incurred which the court shall deem proper.

     The BCA requires a corporation to indemnify an officer or director in the defense of any proceeding to which he was a party against reasonable expenses to the extent that he is wholly successful on the merits or otherwise in his defense. Indemnification under the BCA generally shall be made by the corporation only upon a determination that indemnification of the director or officer was proper under the circumstances because he met the applicable standard of conduct. Such determination may be made by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time party to such proceeding; (iii) if such quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders of the corporation.

     The BCA permits a corporation to provide for indemnification of directors and officers in its Articles of Incorporation or Bylaws or by contract or otherwise, against liability in various proceedings, and to purchase and maintain insurance policies on behalf of these individuals. The Articles of Incorporation of the Registrant provide for the elimination of the personal liability for monetary damages for certain breaches of fiduciary duty and the Bylaws of the Registrant provide for the indemnification of directors and officers to the maximum extent permitted by North Carolina law.

Item 7.  Exemption From Registration Claimed

          Not applicable.

Item 8.  Exhibits

     The following exhibits are filed herewith or incorporated herein by reference as a part of the Registration Statement.

Exhibit Number     Description
--------------     -----------
   4               Specimen of Registrant's Common Stock certificate (incorporated by reference to
                   Registration Statement on Form SB-2; Registration No. 333-42151).

   5               Opinion of Anthony Gaeta, Jr., P.A. as to the legality of the securities being registered (filed herewith).

  23.1             Consent of  Dixon Odom PLLC (filed herewith).

  23.2             Consent of Anthony Gaeta, Jr., P.A. (contained in his opinion filed herewith as
                   Exhibit 5).

  24               Power of Attorney (filed herewith).

  99               Copy of Registrant's 1999 Management Recognition Plan (incorporated herein by reference to Registration Statement on Form SB-2 filed February 18, 1999,
                   Registration No. 333-42151).

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Landis, State of North Carolina, on November 8, 1999.

                                    BOC FINANCIAL CORP.


                                    By:  /s/ Stephen R. Talbert
                                         ----------------------
                                         Stephen R. Talbert
                                         President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                               CAPACITY
---------                               --------
/s/ Stephen R. Talbert                  President, Chief Executive Officer, and
---------------------------             Director
Stephen R. Talbert

/s/ Lisa  Blalock  Ashley*              Chief Financial Officer
---------------------------
Lisa Blalock Ashley

/s/ John A. Drye*                       Director
---------------------------
John A. Drye

/s/ Henry H. Land*                      Director
---------------------------
Henry H. Land

/s/ Susan Linn Norvell*                 Director
---------------------------
Susan Linn NorvelL

/s/ Lynne Scott Safrit*                 Director
---------------------------
Lynne Scott Safrit

*  By:  /s/ Stephen R. Talbert
        ---------------------------
        Attorney-in-fact

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number     Description
--------------     -----------
   4               Specimen of Registrant's Common Stock                Incorporated by reference to

   5               Opinion of Anthony Gaeta, Jr., P.A. as
                   to the legality of the securities being
                   registered

  23.1             Consent of  Dixon Odom PLLC

  23.2             Consent of Anthony Gaeta, Jr., P.A.                  Included in Exhibit 5

  24               Power of Attorney

  99               Copy of BOC Financial Corp. 1999 Management          Incorporated by reference
                   Recognition Plan